                                                                  Exhibit 3(i)-3

================================================================================

                                 State of Idaho

                             Department of State.

                            CERTIFICATE OF AMENDMENT
                                       OF

                            VICTOR INDUSTRIES, INC.

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of KASLO MINES CORPORATION duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

     ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

     Dated September 8, 1980

                                       /s/ PETER CENARAUSA

                                       SECRETARY OF STATE

[GREAT SEAL OF                         /s/ Debra Simantil
THE STATE OF IDAHO]                    ------------------------------
                                       Corporation Clerk

================================================================================

                                  AMENDMENT OF
                           ARTICLES OF INCORPORATION
                                       OF
                            KASLO MINES CORPORATION

     KNOW ALL MEN BY THESE PRESENTS, that by the powers of the bylaws of the Company and by a special resolution passed at the General Stockholders meeting of August 18, 1980, held at room 1010 of the Camlin Hotel at 2:00 p.m., it was passed and resolved by a vote of 2,249,016 represented and 108,000 by proxy voted in favor to amend the Articles as follows; In favor being 100%:

     It was resolved to expand the articles of the Company to do business in real estate development, trucking, construction of roads, dams and bridges, logging, manufacturing of wood products, recreational ventures, aviation and concrete manufacturing, and building products.

     That article I, as amended, shall read as follows:

                            "ARTICLE I. as amended

     The name of the corporation shall be VICTOR INDUSTRIES, INC." and that
     Article II, as amended, of this Corporation, shall be amended and supplemented as follows:

                            "ARTICLE II. as amended

     To carry on business in real estate development, to purchase real estate or hold for resale; transportation by land, sea or air, of cargo; logging; production or manufacturing of wood products, concrete and building products; construction or roads, dams and bridges; and to deal in shares or control a subsidiary corporation of any nature not directly associated in the mining industry and to deal in its own shares on any market."

     DATED AND EXECUTED in triplicate at Seattle this 19th day of August, 1980.

                                       /s/ Vic Boykiw

                                       President

                            KASLO MINES CORPORATION

ATTEST:  /s/ Darlene P. Boykiw         BY: /s/ Vic Boykiw
         ----------------------            ----------------------------------
         Darlene P. Boykiw,              Vic Boykiw, President
         Secretary

STATE OF WASHINGTON     )
                        )
County of Whatcom       )

     I, the undersigned, a Notary Public in and for the State of Washington, hereby certify that on this 5th day of August 1980, personally appeared before me, Vic Boykiw and Darlene Boykiw, to me personally known to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same in triplicate as their free and voluntary act and deed and as the free and voluntary act and deed of said company, and upon being duly sworn on oath stated that they were the President and Secretary, respectively, of the said Director's meeting at which the said amendments were adopted; and that the matters and facts stated therein are true; and that the seal affixed is the seal of the said company.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL the day and year in this certificate first above written.

                                    /s/ [ILLEGIBLE]
                                    ----------------------------------
                                    Notary Public in and for the
                                    State of Washington, residing
                                    at

                                                                   Form No. 20
                                                               SEP 8 8:40 AM '80
                                                              SECRETARY OF STATE

                              VERIFICATION FORM A

STATE OF WA     )
                ) SS
COUNTY OF KING  )

     I, Bette Snow, a notary public, do hereby certify that on this 5th day of September, 1980, personally appeared before me Vic Boykiw, who, being by me first duly sworn, declared that he is the President of (Kaslo Mines Corp.) Victor Industries, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                       /s/ Bette Snow
                                       ------------------------------------
                                       Notary Public for Idaho
                                       Residing at: Mercer Island
                                       My Commission Expires: 12/15/80

(Notarial Seal)